Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption “Experts” and to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-279121) of Serina Therapeutics, Inc. and subsidiaries (the “Company”) of our report dated March 24, 2025, with respect to our audits of the Company’s audited consolidated financial statements as of and for the years ended December 31, 2024 and 2023, which is contained in such Registration Statement.

/s/ Frazier & Deeter, LLC

Tampa, Florida

March 24, 2025